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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

WE CONSENT TO THE INCORPORATION BY REFERENCE IN REGISTRATION STATEMENT NO.'S 333-37378 AND 333-47114 OF ADVANCED ENERGY INDUSTRIES, INC. ON FORMS S-3 AND REGISTRATION STATEMENT NO.'S 333-01616, 333-04073, 333-46705, 333-57233,
333-65413, 333-79425, 333-79429, 333-62760, 333-69148 AND 333-69150 OF ADVANCED
ENERGY INDUSTRIES, INC. ON FORMS S-8 OF OUR REPORT, DATED AUGUST 24, 2001, EXCEPT FOR NOTES 9 AND 14, AS TO WHICH THE DATE IS MARCH 1, 2002, ON OUR AUDIT OF THE CONSOLIDATED FINANCIAL STATEMENTS OF AERA JAPAN LIMITED AND SUBSIDIARIES AS OF JUNE 30, 2001, AND FOR THE YEAR THEN ENDED APPEARING IN THIS CURRENT REPORT ON FORM 8-K/A OF ADVANCED ENERGY INDUSTRIES, INC. UNDER THE SECURITIES EXCHANGE ACT OF 1934 DATED JANUARY 18, 2002.



DELOITTE TOUCHE TOHMATSU

TOKYO, JAPAN
APRIL 2, 2002